Exhibit 23.2

HANSEN, BARNETT & MAXWELL, P.C.

Certified Public Acountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SandRidge Energy, Inc., of our reports dated March 1, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K, as amended, of Arena Resources, Inc. for the year ended December 31, 2009.

/s/ HANSEN, BARNETT & MAXWELL, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

September 26, 2011